Exhibit 5.1

Dykema Gossett PLLC 111 E. Kilbourn Ave. Suite 1050 Milwaukee, WI 53202 www.dykema.com Tel: 414-488-7300

April 1, 2024

Board of Directors

Old National Bancorp
One Main Street

Evansville, Indiana 47708

RE: Post-Effective Amendment on Form S-8 to Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Old National Bancorp, an Indiana corporation (the “Company”), in connection with the Post-Effective Amendment on Form S-8 to Form S-4 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder. You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of 27,625 shares of the Company’s common stock, without par value (the “Shares”), issuable in respect of awards to be granted under and in accordance with the CapStar Financial Holdings, Inc. 2021 Stock Incentive Plan (the “Plan”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.	the Registration Statement; and

2.	the Plan and the forms of award agreements (collectively, the “Agreements”) relating to the awards to acquire Shares granted under the Plan.

In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the fifth amended and restated certificate of incorporation, as amended through the date hereof, and the by-laws, as amended and restated, of the Company, certified by the Company as in effect on the date of this letter, and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company, and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon certificates of public officials and the officers of the Company. We have also reviewed such questions of law as we have deemed necessary or appropriate. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including by facsimile or other electronic transmission). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for in accordance with the terms of the Plan, and any applicable Agreement under the Plan, the Shares will be validly issued, fully paid and non-assessable.

We assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the Shares to be issued pursuant to the Registration Statement.

The opinion expressed above is limited solely to the Indiana Business Corporation Law, as currently in effect. We express no opinion and make no representation with respect to the law of any other jurisdiction and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

This opinion letter has been prepared for use solely in connection with the filing of the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Dykema Gossett PLLC

Dykema Gossett PLLC